UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2016

OHA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	814-00672	20-1371499
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1114 Avenue of the Americas,
27th Floor	10036
New York, New York	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 852-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 9, 2016, OHA Investment Corporation (the “Company”) closed a new $56.5 million investment facility (“Credit Facility”) with MidCap Financial Trust, which replaced the Company’s existing $42.3 million investment facility. Initial proceeds of $40.5 million from this Credit Facility were used to pay off the $38.5 million balance on the Company’s previous investment facility, pay transaction expenses and provide balance sheet cash. The remaining $16 million consists of a delayed draw term loan, which is committed for one year, and is available to the Company to grow its investment portfolio and operate its business. The Company’s obligations under the Credit Facility are guaranteed by all of the Company’s subsidiaries. The Credit Facility is secured by a perfected security interest in all of the Company’s assets and the subsidiary guarantors thereunder. Such pledged assets are held in a segregated custody account at the custodian.

Borrowings under the Credit Facility are subject to compliance with a borrowing base. The interest rate for the borrowing under the Credit Facility is LIBOR plus 5.35% for Eurodollar Loans and prime plus 4.35% for Base Rate Loans.

In connection with the Credit Facility, the Company has made certain representations and warranties and must comply with various covenants and reporting requirements customary for facilities of this type. The Credit Facility also contains events of default customary for facilities of this type.

The Credit Facility has a final maturity date of March 9, 2018, which can be extended for a six-month period at the Company’s option.

The foregoing descriptions of the Credit Facility and related agreements as set forth in this Item 1.01 are summaries only and are each qualified in all respects by the provisions of such agreements, copies of which are attached hereto as Exhibits 10.20 through 10.22 and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated September 9, 2016.

The information in this current report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHA INVESTMENT CORPORATION

By: /s/ Cory E. Gilbert
Cory E. Gilbert
Chief Financial Officer

Date:	September 9, 2016

EXHIBIT INDEX

Exhibit

Number	Description

99.1	Press Release dated September 9, 2016.

10.20 Credit Agreement dated September 9, 2016, by and among OHA Investment Corporation, the lenders from time to time thereto and MidCap Financial Trust as administrative agent.

10.21 Security Agreement, dated September 9, 2016, by and among OHA Investment Corporation, the subsidiary guarantors party thereto and MidCap Financial Trust, as administrative agent.

10.22 Guaranty Agreement, dated September 9, 2016, by and among the subsidiary guarantors and MidCap Financial Trust, as administrative agent.